Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 30, 2005 relating to the financial statements and financial statement schedules, which appears in Protective Life Insurance Company’s Annual Report on Form 10-K for the year ended December 31, 2004.  We also consent to the references to us under the headings “Experts” and “Selected Financial Information” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Birmingham, Alabama
August 8, 2005